                                                                    Exhibit 99.1


                              FOR IMMEDIATE RELEASE
                          FOR MORE INFORMATION, CONTACT
        BRIAN ARSENAULT, SENIOR VICE PRESIDENT, CORPORATE COMMUNICATIONS
                                 (207) 761-8517



             RECORD QUARTERLY OPERATING EARNINGS AT PEOPLES HERITAGE

(Earnings conference call, 1:30 p.m. eastern time, today, April 21, 1999. Conference call telephone number: 1 888 695-0608, confirmation code 669464. 24-hour replay telephone number: 1 888 203-1112)

Portland, Maine, April 21, 1999 -- Peoples Heritage Financial Group, Inc. (NASDAQ: PHBK) today announced record quarterly operating net income of $37.6 million, or 36 cents per diluted share, for the first quarter ended March 31, 1999. Operating net income, which is exclusive of acquisition and other special charges, was up 19 percent from $31.7 million, or 30 cents per diluted share, from the first quarter of 1998. Operating cash net income, exclusive of goodwill and deposit premiums, was up 17 percent to $40.5 million, or 39 cents per diluted share, for the quarter ended March 31, 1999 from $34.6 million, or 33 cents per diluted share, for the quarter ended March 31, 1998.

"The strengths of the quarter were strong growth in commercial and consumer lending and expense control," said William J. Ryan, Company president, chairman and chief executive officer. "The loan growth reflects our ability to bring new loan products to new markets entered through acquisition, as well as success in our established markets. The expense control reflects cost savings resulting from the successful integration of CFX Corporation, acquired about a year ago, and SIS Bancorp, Inc., acquired on January 1 of this year."

Commercial business loans and leases at March 31, 1999 were up 13 percent over a year ago. Consumer loans were up 7 percent for the same period.

Noninterest expenses, exclusive of special charges primarily related to the acquisition of SIS, were down to $77.8 million for the quarter ended March 31, 1999 from $84.1 million for the quarter ended March 31, 1998.

Key categories of fee income also contributed to the record quarter, including insurance commissions and trust and investment advisory services income, up 82% and 23%, respectively, in the quarter ended March 31, 1999 from the same quarter a year ago. Regular account fees and other customer service fees increased 14% during the same period.

                                     (more)

2


The acquisition of SIS Bancorp was accounted for as a pooling of interests. As a result, all financial data for all periods has been restated to reflect the combined financial condition and results of operations as if the acquisition had been in effect for all such periods.

Merger related charges for the quarter ended March 31, 1999 totaled $18.8 million on an after-tax basis. Severance and transactions costs, such as legal, advisory and accounting fees, made up the bulk of the SIS acquisition related charges. Other special charges in the quarter were $5.3 million in after-tax charges related to the Company exiting the correspondent mortgage business. As a result of the merger related charges and charges related to the exiting of the correspondent mortgage lending business, net income was $13.5 million, or 13 cents per diluted share for the quarter ended March 31, 1999.

Key performance ratios showed improvement over the same period a year ago. Operating return on average equity (ROE) for the quarter ended March 31, 1999 was 17.23%, up from 15.06% for the same quarter a year ago. Operating return on average assets (ROA) was 1.25% for the quarter ended March 31, 1999, up from 1.13% for the same quarter a year ago. Cash ROE and cash ROA for the quarter ended March 31, 1999 were 21.60% and 1.37%, respectively, as compared to 18.83% and 1.24%, respectively, for the same quarter a year ago. The Company's efficiency ratio improved to 55.17% at March 31, 1999, down from 61.44% at March 31, 1998.

Asset quality also strengthened during the first quarter of 1999. Nonperforming assets at March 31, 1999 were $60.1 million, down from $80.1 million at March 31, 1998 and from $67.2 million at year-end 1998. The Company's reserve coverage of nonperforming loans was 229 percent at March 31, 1999, up from 161 percent at March 31, 1998 and from 196 percent at year-end 1998.

Based on 104.1 million shares outstanding at March 31, 1999, book value was $8.70 per share, up from $8.39 per share at March 31, 1998. Trust preferred securities were reduced by 30% in the quarter ended March 31, 1999 as the result of the Company repurchasing $30 million of the securities. Shareholders' equity at March 31, 1999 was $905.2 million.

Peoples Heritage Financial Group is a multi-state financial services holding company with total assets of $12.6 billion, ranking it fifth among New England banking companies; fourth once the anticipated merger of Fleet Financial Group and BankBoston is completed. The Company's banking subsidiaries include Peoples Heritage Bank in Maine and Bank of New Hampshire, each with the leading deposit market share in their respective states; Family/SIS Bank in Massachusetts with a strong market presence in the traditional Family market area in northeastern Massachusetts and the traditional SIS market in the Springfield region; and Glastonbury Bank and Trust Company in north central Connecticut.

The Company also engages in financial planning and investment advisory services through Heritage Investment Planning Services, and insurance brokerage through Morse, Payson and Noyes Insurance and its subsidiaries, Catalano Insurance in Massachusetts and A.D. Davis in New Hampshire, as well as mortgage banking, trust services and equipment leasing.

                                      (end)

Peoples Heritage Financial Group, Inc. and Subsidiaries
--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS (UNAUDITED)

                                                                                       MARCH 31,
                                                                          -----------------------------          %
(In Thousands)                                                                1999              1998          Change
                                                                          -----------       -----------       ------

ASSETS

Cash and due from banks                                                   $   325,053       $   500,973         -35%
Federal funds sold and other short-term investments                           151,383           160,542          -6%
Securities available for sale                                               4,133,343         2,182,793          89%
Securities held to maturity                                                        --           241,692        -100%

Loans and leases held for sale                                                296,801           929,588         -68%
Loans and leases:
   Residential real estate mortgages                                        2,099,833         2,600,326         -19%
   Commercial real estate mortgages                                         1,647,042         1,597,744           3%
   Commercial business loans and leases                                     1,197,341         1,063,334          13%
   Consumer loans and leases                                                2,123,251         1,991,226           7%
                                                                          -----------       -----------
     Total loans and leases                                                 7,067,467         7,252,630          -3%
   Less: Allowance for loan losses                                            110,573           112,101          -1%
                                                                          -----------       -----------
     Loans and leases, net                                                  6,956,894         7,140,529          -3%

Premises and equipment                                                        143,810           153,236          -6%
Goodwill and other intangible assets                                          121,401           125,900          -4%
Mortgage servicing rights                                                      45,266            73,324         -38%
Other real estate and repossessed assets owned                                 12,221            10,428          17%
Other assets                                                                  408,152           305,835          33%
                                                                          -----------       -----------

                                                                          $12,594,324       $11,824,840           7%
                                                                          ===========       ===========
--------------------------------------------------------------------------------------------------------------------

LIABILITIES & SHAREHOLDERS' EQUITY

Deposits:
   Regular savings                                                        $ 1,300,211       $ 1,377,150          -6%
   Retail money market and NOW accounts                                     2,062,179         1,871,395          10%
   Retail certificates of deposit                                           3,440,780         3,493,812          -2%
   Brokered deposits                                                          204,815           331,163         -38%
   Demand deposits                                                          1,209,169         1,222,465          -1%
                                                                          -----------       -----------

     Total deposits                                                         8,217,154         8,295,985          -1%
                                                                          -----------       -----------

Federal funds purchased                                                            --           110,000        -100%
Borrowings from Federal Home Loan Bank                                      2,809,865         1,739,251          62%
Securities sold under repurchase agreements                                   519,801           556,028          -7%
Other borrowings                                                               24,340            21,266          14%
Other liabilities                                                              47,986           129,589         -63%
                                                                          -----------       -----------

   Total liabilities                                                       11,619,146        10,852,119           7%
                                                                          -----------       -----------

Company obligated, mandatorily redeemable securities of
subsidiary trust holding solely parent junior subordinated debentures          70,000           100,000         -30%

Shareholders' equity                                                          905,178           872,721           4%
                                                                          -----------       -----------

                                                                          $12,594,324       $11,824,840           7%
                                                                          ===========       ===========

Peoples Heritage Financial Group, Inc. and Subsidiaries
--------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(In Thousands, except number of                               Three Months Ended March 31,
shares and per share data)                                  -------------------------------          %
                                                                1999               1998           Change
                                                            ------------       ------------       ------

Interest and dividend income                                $    210,248       $    209,679          0%
Interest expense                                                 102,310            103,127         -1%
                                                            ------------       ------------
Net interest income                                              107,938            106,552          1%
Provision for loan and lease losses                                3,565              3,249         10%
                                                            ------------       ------------
       Net interest income after provision
       for loan and lease losses                                 104,373            103,303          1%
                                                            ------------       ------------

Noninterest income:
   Customer services                                              10,812              9,485         14%
   Mortgage banking services                                       4,205              7,367        -43%
   Trust and investment advisory services                          4,445              3,607         23%
   Net gains on sales of securities                                   18              2,050        -99%
   Insurance commissions                                           5,282              2,898         82%
   Other noninterest income                                        4,672              3,309         41%
                                                            ------------       ------------
                                                                  29,434             28,716          3%
                                                            ------------       ------------
Noninterest expense:
   Salaries and employee benefits                                 40,170             42,812         -6%
   Data processing                                                 7,006              5,814         21%
   Occupancy and equipment expense                                11,756             13,084        -10%
   Distributions on securities of subsidiary trust                 1,986              2,244        -11%
   Amortization of goodwill & deposit premiums                     2,968              2,862          4%
   Special charges (1)                                            33,235                900         NM
   Other noninterest expense                                      13,883             17,272        -20%
                                                            ------------       ------------
                                                                 111,004             84,988         31%
                                                            ------------       ------------

Income before income tax expense                                  22,803             47,031        -52%
Income tax expense                                                 9,309             15,915        -42%
                                                            ------------       ------------
       Net income                                           $     13,494       $     31,116        -57%
                                                            ============       ============

Weighted average shares outstanding:
       Basic                                                 103,429,129        102,965,178          0%
       Diluted                                               104,851,511        105,486,888         -1%

Earnings per share:
       Basic                                                $       0.13       $       0.30        -57%
       Diluted                                              $       0.13       $       0.29        -56%

--------------------------------------------------------------------------------------------------------

Operating Financial Data
Operating non-interest expense (2)                          $     77,769       $     84,088         -8%
Operating net income (3)                                    $     37,573       $     31,701         19%
Basic operating earnings per share (3)                      $       0.36       $       0.31         18%
Diluted operating earnings per share (3)                    $       0.36       $       0.30         20%

--------------------------------------------------------------------------------
(1) Consists of merger related charges of $25,871 and $900 and costs to exit the correspondent mortgage business of $7,364 and $0 for the quarters ended March 31, 1999 and 1998, respectively .
(2) Excludes pre-tax special charges of $33,235 and $900 for the quarters ended March 31, 1999 and 1998, respectively.
(3) Excludes post-tax special charges of $24,079 and $585 for the quarters ended March 31, 1999 and 1998, respectively.

Peoples Heritage Financial Group, Inc. and Subsidiaries
--------------------------------------------------------------------------------
SELECTED FINANCIAL HIGHLIGHTS (UNAUDITED)

(In Thousands, except number of                                Three Months Ended March 31,
shares and per share data)                                   -------------------------------
                                                                 1999               1998
                                                             ------------       ------------

Net interest income                                          $    107,938       $    106,552
Net income                                                   $     13,494       $     31,116
Operating net income (1)                                     $     37,573       $     31,701

Shares outstanding (end of period)                            104,099,804        104,040,612
Weighted average shares outstanding:
        Basic                                                 103,429,129        102,965,178
        Diluted                                               104,851,511        105,486,888

Earnings per share:
        Basic                                                $       0.13       $       0.30
        Diluted                                              $       0.13       $       0.29

Operating earnings per share (1):
        Basic                                                $       0.36       $       0.31
        Diluted                                              $       0.36       $       0.30

Operating cash earnings per share (2):
        Basic                                                $       0.39       $       0.34
        Diluted                                              $       0.39       $       0.33

Shareholders' equity                                         $    905,178       $    872,721
Book value per share                                         $       8.70       $       8.39
Tangible book value per share                                $       7.53       $       7.18

---------------------------------------------------------------------------------------------

Ratios:

Net interest margin (net interest income
   as a % of average earning assets) (3)                             3.86%              4.13%
Net interest spread (yield on earning assets minus
   yield on interest-bearing liabilities) (3)                        3.36%              3.59%

Return on average assets                                             0.45%              1.10%
Operating return on average assets (1)                               1.25%              1.13%
Operating cash return on average assets (2)                          1.37%              1.24%

Return on average equity                                             6.19%             14.79%
Operating return on average equity (1)                              17.23%             15.06%
Operating cash return on average equity (2)                         21.60%             18.83%

Tier 1 leverage capital ratio at end of period                       7.07%              7.45%

Efficiency ratio (4)                                                55.17%             61.44%

Non-performing loans                                         $     48,191       $     69,711
Total non-performing assets                                  $     60,105       $     80,139
Non-performing loans as a % of total loans                           0.68%              0.96%
Non-performing assets as a % of total assets                         0.48%              0.68%

Full service banking offices                                          221                230

--------------------------------------------------------------------------------
(1) Excludes merger related and special charges of $24,079 and $585 after tax for the quarters ended March 31, 1999 and 1998, respectively.
(2) Earnings before special charges and amortization of goodwill and core deposit premiums.
(3) Adjusted to fully taxable equivalent basis.
(4) Excludes distributions on securities of subsidiary trust, net gains on sales of securities and special charges.

Peoples Heritage Financial Group, Inc. and Subsidiaries
--------------------------------------------------------------------------------
CONSOLIDATED AVERAGE BALANCE SHEETS (UNAUDITED)

                                                                      THREE MONTHS ENDED MARCH 31,
---------------------------------------------------------------------------------------------------------------
                                                                    1999                          1998
---------------------------------------------------------------------------------------------------------------
                                                           AVERAGE        YIELD/         Average         Yield/
(Dollars in Thousands)                                     BALANCE         RATE          Balance          Rate
---------------------------------------------------------------------------------------------------------------

ASSETS

Loans and leases (1)
   Residential real estate mortgages                     $ 2,556,325       7.36%       $ 3,388,356        7.75%
   Commercial real estate mortgages                        1,653,097       9.05%         1,596,801        9.56%
   Commercial loans and leases                             1,139,847       9.17%         1,015,809        9.25%
   Consumer loans and leases                               2,127,014       8.59%         1,972,781        8.98%
                                                         -----------                   -----------
                                                           7,476,283       8.36%         7,973,747        8.61%
Securities available for sale                              3,583,507       6.05%         2,439,674        6.57%
Federal funds sold & other short-term investments            186,465       3.96%            90,671        5.77%
                                                         -----------                   -----------
     Total earning assets                                 11,246,255       7.55%        10,504,092        8.11%

Nonearning assets                                            912,961                       918,811
                                                         -----------                   -----------
     Total assets                                        $12,159,216                   $11,422,903
                                                         ===========                   ===========

LIABILITIES & SHAREHOLDERS' EQUITY

Interest-bearing deposits:
   Regular savings                                       $ 1,283,505       2.04%       $ 1,372,469        2.50%
   Retail money market and NOW accounts                    2,036,837       2.39%         1,809,653        2.58%
   Retail certificates of deposit                          3,449,865       5.16%         3,452,992        5.48%
   Brokered deposits                                         211,412       5.05%           290,177        5.93%
                                                         -----------                   -----------
       Total interest-bearing deposits                     6,981,619       3.77%         6,925,291        4.15%
Borrowed funds                                             2,923,476       5.18%         2,334,920        5.60%
                                                         -----------                   -----------
       Total interest-bearing liabilities                  9,905,095       4.19%         9,260,211        4.52%
Demand accounts                                            1,235,688                     1,123,814
Other liabilities                                             46,166                        85,381
Minority interest                                             88,000                       100,000
Shareholders' equity                                         884,267                       853,497
                                                         -----------                   -----------
       Total liabilities, minority interest
             and shareholders' equity                    $12,159,216                   $11,422,903
                                                         ===========                   ===========

Net earning assets                                       $ 1,341,160                   $ 1,243,881
                                                         ===========                   ===========

Net interest income (fully taxable equivalent)           $   108,402                   $   107,781
Less: fully taxable equivalent adjustments                      (464)                         (561)
                                                         -----------                   -----------
Net interest income                                      $   107,938                   $   107,220
                                                         ===========                   ===========

Net interest rate spread (fully taxable equivalent)                        3.36%                          3.59%
Net interest margin (fully taxable equivalent)                             3.86%                          4.13%

--------------------------------------------------------------------------------
(1) Loans and leases include portfolio loans and leases, loans held for sale and nonperforming loans.